                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Advanced Media, Inc. on Form S-8 (File No. 333-14989) of our report dated July 7, 1998 (except for Note 15 which is dated September 15, 1998), which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Advanced Media, Inc. for the year ended December 31, 1997

/s/ Hays & Company
-------------------
New York, New York
September 28, 1998